UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 3, 2019

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CUI	Nasdaq Capital Market

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors appointed Deborah Moen, as Corporate Secretary replacing Matthew McKenzie who resigned his position of Corporate Secretary of the Company. Ms. Moen currently serves as the Company's Vice President of Accounting.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for CUI Global, Inc. (“The Company”) on December 3, 2019, the Company’s shareholders: (i) elected seven directors; (ii) ratified the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2019; (iii) disapproved, on an advisory basis, the compensation paid to the Company’s named executive officers; (iv) advised frequency of every year for the Company's say on pay vote; and (v) denied approval of the Company's 2019 incentive award plan. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of seven directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes

William J. Clough	13,553,526	4,822,464	6,259,118

C. Stephen Cochennet	12,608,740	5,767,250	6,259,118

Sean P. Rooney	15,602,767	2,773,223	6,259,118

Paul D. White	13,539,059	4,836,931	6,259,118

Corey A. Lambrecht	9,188,316	9,187,674	6,259,118

James F. O’Neil III	16,999,520	1,376,470	6,259,118

Sarah Tucker	17,033,960	1,342,030	6,259,118

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019:

For	Against	Abstain	Broker Non-votes
24,463,866	92,699	78,543	—

Proposal 3: Advisory vote on the Company’s executive compensation (Say-on-Pay):

For	Against	Abstain	Broker Non-votes
7,515,104	10,753,264	107,622	6,259,118

Proposal 4: Advisory vote on the frequency of a shareholder vote on executive compensation (Say-on-Frequency):

Every three years	Every two years	Every year	Abstain	Broker Non-votes
5,526,614	339,671	12,406,194	103,511	6,259,118

Proposal 5: To approve the adoption of the CUI 2019 Incentive Award Plan:

For	Against	Abstain	Broker Non-votes
7,448,324	10,843,618	84,048	6,259,118

Section 8 - Other Events

Item 8.01 Other Events

December 3, 2019, the Board of Directors (the “Board”) of CUI Global, Inc. (the “Company”) authorized and approved a two-year share repurchase program for up to $5 million of the currently outstanding shares of the Company’s common stock. Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward looking statements or information, including those contained in this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 4, 2019 on share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 4th day of December 2019.

CUI Global, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer